                                                                   EXHIBIT 3.108

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                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         CORPUS CHRISTI COGENERATION LP

                                 BY AND BETWEEN

                             NUECES BAY ENERGY LLC,

                                       AND

                        SKYGEN SOUTHCOAST INVESTORS LLC,

                                   DATED AS OF

                              OCTOBER ______, 2000

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                                TABLE OF CONTENTS

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ARTICLE 1 GENERAL TERMS....................................................................    1
    1.1      Name..........................................................................    1
    1.2      Registered Agent and Office...................................................    1
    1.3      Term..........................................................................    1
    1.4      Purpose.......................................................................    2
    1.5      Filings.......................................................................    2
    1.6      Definitions and Interpretation................................................    2

ARTICLE 2 CAPITALIZATION...................................................................    5
    2.1      Capital Accounts..............................................................    5
    2.2      Initial Capital Contributions.................................................    6
    2.3      Additional Contributions......................................................    6
    2.4      Loans.........................................................................    7
    2.5      No Partnership Interest on Capital Account Balances...........................    7
    2.6      Withdrawal....................................................................    7

ARTICLE 3 PROFIT AND LOSS ALLOCATIONS......................................................    7
    3.1      Allocation of Profits and Losses..............................................    7
    3.2      Elimination of Book/Tax Disparities...........................................    7
    3.3      Consistency with Allocation Rules.............................................    7

ARTICLE 4 DISTRIBUTIONS....................................................................    8
    4.1      Distributions.................................................................    8
    4.2      Liquidating Distributions.....................................................    8
    4.3      Other Distributions...........................................................    8

ARTICLE 5 MANAGEMENT.......................................................................    8
    5.1      Generally.....................................................................    8
    5.2      Composition of Board; Meetings and Approval
             Requirements..................................................................    8
    5.3      Partner Approval Rights.......................................................    9
    5.4      Partner Meeting and Approval Procedures.......................................   10
    5.5      Officers......................................................................   11
    5.6      Liability and Indemnification.................................................   11
    5.7      Partnership Funds.............................................................   12

ARTICLE 6 ACCOUNTING AND RECORDS; TAX MATTERS..............................................   12
    6.1      Fiscal Year...................................................................   12
    6.2      Method of Accounting..........................................................   12
    5.3      Books and Records and Inspection..............................................   12
    6.4      Tax Matters...................................................................   13

ARTICLE 7 THE PARTNERS.....................................................................   13
    7.1      Admission of New Partners.....................................................   13
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                            TABLE OF CONTENTS, CONT'D

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    7.2      Transfers of Partnership Interests............................................   13

ARTICLE 8 DISSOLUTION AND TERMINATION......................................................   13
    8.1      No Termination................................................................   13
    8.2      Events of Dissolution.........................................................   14
    8.3      Procedures Upon Dissolution...................................................   14
    8.4      Termination of Partnership....................................................   15

ARTICLE 9 NATURE OF PARTNERSHIP INTERESTS..................................................   15
    9.1      Partnership Interests Shall Be Securities.....................................   15
    9.2      Issuance of Certificates......................................................   15
    9.3      Registered Owner..............................................................   16

ARTICLE 10 MISCELLANEOUS PROVISIONS........................................................   16
    10.1     Disclaimer of Agency..........................................................   16
    10.2     Amendment.....................................................................   16
    10.3     Notices.......................................................................   16
    10.4     Consequential Damages.........................................................   17
    10.5     Counterparts..................................................................   17
    10.6     Governing Law.................................................................   18
    10.7     Binding Effect................................................................   18
    10.8     Partial Invalidity............................................................   18
    10.9     Captions......................................................................   18
    10.10    No Rights in Third Parties....................................................   18
    10.11    No Title to Partnership Property..............................................   18
    10.12    Further Assurances; Additional Documents......................................   19
    10.13    Persons Not Named.............................................................   19
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                                       ii

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         CORPUS CHRISTI COGENERATION LP

      THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT"), is made as of October ______, 2000, by and between Nueces Bay Energy LLC, a Delaware limited liability company ("NUECES BAY"), and SkyGen SouthCoast Investors LLC, a Delaware limited liability company ("SKYGEN SOUTHCOAST"). Nueces Bay and SkyGen SouthCoast may hereinafter be referred to individually as a "PARTNER" and collectively as the "PARTNERS".

                              W I T N E S S E T H:

      WHEREAS, the Partners have organized Corpus Christi Cogeneration LP, a Delaware limited partnership (the "PARTNERSHIP"), by filing a Certificate of Limited Partnership (the "CERTIFICATE") with the Secretary of State of the State of Delaware on September ____, 1999; and

      WHEREAS, the Partners desire to enter into this Agreement to provide for the management of the affairs of the Partnership and the conduct of its business.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, desiring to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                  GENERAL TERMS

      1.1 NAME. The name of the Partnership shall be Corpus Christi Cogeneration LP.

      1.2 REGISTERED AGENT AND OFFICE. The Partnership shall maintain within the State of Delaware a registered agent for service of process on the Partnership and a registered office in accordance with the provisions of the LP Act.

      1.3 TERM. The term of the Partnership began on the date of filing of the Certificate with the Secretary of State of the State of Delaware (the "FORMATION DATE"), and shall continue in perpetuity, unless the Partnership is earlier dissolved in accordance with the provisions of Article 8.

      1.4 PURPOSE. The purpose of the Partnership is to develop, construct, finance, improve, operate and maintain electrical generation facilities, and to engage in any other

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activities related or incidental thereto or in anticipation thereof. The Board may expand or limit the scope of such business as it deems necessary or appropriate from time to time.

      1.5 FILINGS. The Board shall cause to be filed all such certificates, notices, statements or other instruments, and amendments thereto under the laws of the State of Delaware and other applicable jurisdictions as the Board may from time to time deem necessary or advisable for the operation of the Partnership.

      1.6 DEFINITIONS AND INTERPRETATION. (a) DEFINITIONS. Unless otherwise required by the context in which any capitalized term appears, or unless otherwise specifically defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth below.

      "AFFILIATE" means, when used with reference to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, partnership interests or other equity interests, or by contract or otherwise.

      "AGREEMENT" has the meaning set forth in the preamble to this Agreement, and includes all exhibits and schedules hereto.

      "BOARD" has the meaning set forth in Section 5.1.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law or regulation to close.

      "CAPITAL ACCOUNT" has the meaning set forth in Section 2.1.

      "CARRYING VALUE" means, with respect to any asset of the Partnership, the asset's adjusted basis as of the relevant date for U.S. Federal income tax purposes, except as follows:

            (a) the initial Carrying Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset;

            (b) the Carrying Values of all Partnership assets (including intangible assets such as goodwill) shall be adjusted at the election of the Board to equal their respective fair market values (determined on a gross basis) as of the following times:

                  (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital

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contribution, within the meaning of Treasury Regulation section
1.704-1(b)(2)(iv)(f)(5)(i);

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of money or Partnership property as consideration for an interest in the Partnership; and

                  (iii) the liquidation of the Partnership within the meaning of Treasury Regulation section 1.704-1(b)(2)(iv)(f)(5)(ii); and

            (c) for purposes of subsections (a) and (b) above, fair market value shall be as agreed by the Partners. If the Partners are unable to so agree, fair market value shall be determined in the manner set forth in this subsection (c), unless the Partners agree to use a different or modified procedure. Within ten
(10) Business Days of the date that the Partners fail to agree on the fair market value of an asset, the Partners shall appoint an investment bank or appraiser experienced in valuing assets of the type for which fair market value is to be determined (any such investment bank or appraiser, an "APPRAISER"). Within twenty (20) Business Days of the selection of the Appraiser, the Appraiser shall determine the fair market value of the asset and shall deliver its valuation of the asset to the Partners. The determination of fair market value by the Appraiser shall constitute the established fair market value of the asset and shall be final and binding upon the Partners; and

            (d) if the Carrying Value of an asset has been determined or adjusted pursuant to subsections (a), (b) or (c) above, such Carrying Value thereafter shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing profits and losses and other items allocated pursuant to Article 3.

The foregoing definition of Carrying Value is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

      "CERTIFICATE" has the meaning set forth in the recitals of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "CONSENT" means the prior written consent of the indicated party to the action requested, or the affirmative vote of the required parties to the extent an action is approved pursuant to Section 5.4(a) at a meeting of the Partners.

      "DEPRECIATION" means for each fiscal year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. Federal income tax purposes with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for income tax purposes at the beginning of such year, Depreciation shall be an amount that bears the same ratio to such Carrying Value as the income tax depreciation, amortization or other cost recovery deduction for such year bears to such adjusted tax basis; provided, however, that if the income tax depreciation, amortization or other cost recovery deduction for such year is

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zero, Depreciation shall be determined with reference to such Carrying Value using any reasonable method determined by the Board.

      "FORMATION DATE" has the meaning set forth in Section 1.3.

      "GAAP" means U.S. generally accepted accounting principles.

      "GENERAL PARTNER" means Nueces Bay Energy LLC and any other Person admitted as a general partner of the Partnership pursuant to this Agreement.

      "INDEMNITEE" has the meaning set forth in Section 5.6(a).

      "LIMITED PARTNER" means SkyGen SouthCoast Investors LLC and any other Person admitted as a limited partner of the Partnership pursuant to this Agreement.

      "LIQUIDATOR" has the meaning set forth in Section 8.3(b).

      "LP ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time; provided, however, that if any amendment to the LP Act, or any succeeding or successor law, is applicable to the Partnership only if the Partnership has elected to be governed by the LP Act as so amended or by such succeeding or successor law, as the case may be, the term "LP Act" shall refer to the LP Act as so amended or to such succeeding or successor law only after the appropriate election by the Board with the Consent of the Partners.

      "PARTNER" means a General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partner, together.

      "PARTNERSHIP" has the meaning set forth in the recitals of this Agreement.

      "PARTNERSHIP INTEREST" means the entire legal and equitable ownership interest of a Partner in the Partnership at any particular time.

      "PARTNERSHIP INTEREST CERTIFICATE" means a certificate in the form of Exhibit A attached hereto issued by the Partnership pursuant to Article 9 that evidences a partner's interest in the Partnership.

      "PERSON" means any individual, partnership, corporation, association, business trust, limited liability company, or other entity.

      "SHARING RATIO" means 1% for Nueces Bay Energy LLC in its capacity as General Partner and 99% for SkyGen SouthCoast Investors LLC in its capacity as a Limited Partner.

      "TAX MATTERS PARTNER" has the meaning set forth in Section 6.4(b).

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      "TRANSFER" means any sale, assignment, conveyance, encumbrance, mortgage or pledge by a Partner of all or any portion of its Partnership Interest, whether occurring voluntarily or by operation of law.

      "TREASURY REGULATIONS" means the regulations issued by the Treasury Department pursuant to the Code.

      "UCC" has the meaning set forth in Section 9.1.

      "U.S." means the United States of America.

            (b) INTERPRETATION. Reference to a given Section, Subsection, Exhibit or Schedule is a reference to a Section, Subsection, Exhibit or Schedule of this Agreement, unless otherwise specified. The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Agreement as a whole. Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) reference to a given agreement, instrument, statute or regulation is a reference to that agreement, instrument, statute or regulation as modified, amended, supplemented and restated from time to time, and, as to a statute or regulation, any successor statute or regulation, (ii) accounting terms have the meanings given to them by GAAP applied on a consistent basis by the accounting entity to which they refer, (iii) references to "dollars" or "$" shall mean the lawful currency of the U.S., (iv) reference to a Person includes its successors and permitted assigns, (v) references to any term in this Agreement when used in the singular shall have the same meanings when used in the plural and vice versa, (vi) the masculine shall include the feminine and neuter, and vice versa, and (vii) "includes" or "including" means "including, for example and without limitation."

                                    ARTICLE 2

                                 CAPITALIZATION

      2.1 CAPITAL ACCOUNTS.

            (a) ESTABLISHMENT. A separate capital account (a "CAPITAL ACCOUNT") shall be maintained for each Partner.

            (b) CAPITAL ACCOUNT BALANCES. The Capital Account balance of each Partner immediately after the Formation Date shall be equal to the amount contributed to the Partnership by such Partner on or before such date pursuant to Section 2.2, and such Capital Account shall thereafter be further adjusted with respect to subsequent events as follows:

                  (i) increased by: (A) the aggregate amount of such Partner's cash contributions to the Partnership; (B) the Carrying Value of property contributed by such Partner to the Partnership, net of liabilities secured by such property that the Partnership is considered to assume, or take subject to, under Code section 752; and

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(C) profits and items of income and gain allocated to such Partner pursuant to
Section 3.1; and

                  (ii) decreased by: (A) cash distributions to such Partner from the Partnership; (B) the Carrying Value of property distributed in kind to such Partner, net of liabilities secured by such property that such Partner is deemed to assume, or take subject to, under Code section 752; and (C) losses and items of loss or deduction allocated to such Partner pursuant to Section 3.1.

            (c) INTENT TO COMPLY WITH TREASURY REGULATIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation. To the extent such provisions are inconsistent with such regulation or are incomplete with respect thereto, the provisions in this Agreement relating to the maintenance of Capital Accounts shall be amended (with the Consent of the Partners, which Consent shall not be unreasonably withheld) in such manner as, in the opinion of independent recognized tax counsel for the Partnership, is necessary or desirable, taking into account the economic interests of the Partners as a whole and all other relevant factors, to avoid or reduce such inconsistency or incompleteness without changing the amounts that otherwise would be distributable to any Partner pursuant to this Agreement.

      2.2 INITIAL CAPITAL CONTRIBUTIONS. The Partners shall make such initial capital contributions to the Partnership as are agreed upon by the Partners.

      2.3 ADDITIONAL CONTRIBUTIONS. The Partners shall make additional capital contributions to the Partnership as and when required by the Board, provided that the Board shall make capital calls of the Partners, and the Partners shall be required to make capital contributions to the Partnership, only with the written consent of each Partner or otherwise in accordance with procedures to be established by the Partners by agreement among them from time to time. Except as set forth in the immediately preceding sentence, no Partner shall be required to make any capital contribution to the Partnership on or after the Formation Date, whether on liquidation of the Partnership, by reason of a deficit Capital Account balance, or otherwise. A Partner may, with the Consent of the Board, make additional capital contributions to the Partnership, but no change in the Sharing Ratio of such Partner shall result from any such contribution without the Consent of all Partners.

      2.4 LOANS. Except as otherwise agreed between the Partners from time to time, no Partner shall be required or permitted to lend any money to or for the benefit of the Partnership.

      2.5 NO PARTNERSHIP INTEREST ON CAPITAL ACCOUNT BALANCES. No Partner shall be entitled to receive any interest on the balance in its Capital Account.

      2.6 WITHDRAWAL. No Partner may withdraw as a Partner of the Partnership without the Consent of each other Partner.

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                                    ARTICLE 3

                           PROFIT AND LOSS ALLOCATIONS

      3.1 ALLOCATION OF PROFITS AND LOSSES. Each item of income, gain, loss, deduction and credit of the Partnership for each fiscal year (or portion thereof) shall be allocated to the Partners in accordance with their Sharing Ratios.

      3.2 ELIMINATION OF BOOK/TAX DISPARITIES. If any Partnership property has a Carrying Value on the books of the Partnership different from its adjusted tax basis to the Partnership for U.S. Federal income tax purposes (whether by reason of the contribution of such property to the Partnership or otherwise), allocations of taxable income, gain, loss and deduction under this Article 3 with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code section 704(c) or the principles set forth in Treasury Regulations section 1.704-1(b)(2)(iv)(g), as the case may be, using the remedial method set forth in Treasury Regulation section 1.704-3(d), unless each of the Partners otherwise agrees.

      3.3 CONSISTENCY WITH ALLOCATION RULES. Notwithstanding the terms of
Section 3.1, allocations of items described therein shall be made to the Partners in the manner required by Treasury Regulations sections 1.704-1(b) and 1.704-2 in order for the allocations described in Section 3.1 to be respected for U.S. Federal income tax purposes.

                                    ARTICLE 4

                                  DISTRIBUTIONS

      4.1 DISTRIBUTIONS. From time to time, as and when determined by the Board, the Partnership shall make distributions to the Partners in accordance with their Sharing Ratios from funds legally available for such purpose.

      4.2 LIQUIDATING DISTRIBUTIONS. Distributions to the Partners of cash or property arising from a liquidation of the Partnership shall be made in accordance with the Capital Account balances of the Partners, as provided in
Section 8.3(d)(ii).

      4.3 OTHER DISTRIBUTIONS. Except as provided in Section 4.1 or Section 4.2 or otherwise in this Agreement, no Partner shall be entitled to receive any distribution from the Partnership without the consent of all other Partners.

                                    ARTICLE 5

                                   MANAGEMENT

      5.1 GENERALLY. The Partnership shall have a board of directors (the "Board"), comprised of one or more members (each, a "Director"), all of whom shall be appointed

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by the General Partner. The number of Directors comprising the Board shall initially be two (2), and shall thereafter be set by the General Partner from time to time. The overall management of the Partnership shall be vested exclusively in the Board. Except as provided in Section 5.3 or as otherwise provided in this Agreement, the General Partner hereby Specifically delegates to the Board its rights and powers to manage and control the business and affairs of the Partnership in accordance with the provisions of Section 17-403 of the LP Act.

      5.2 COMPOSITION OF BOARD; MEETINGS AND APPROVAL REQUIREMENTS.

            (a) ELECTION AND REMOVAL OF DIRECTORS. Upon election by the General Partner, each Director shall hold office until death, disability, resignation or removal at any time at the pleasure of the General Partner. If a vacancy occurs on the Board, the General Partner shall, as soon as practicable after the occurrence of such vacancy, elect a successor so that the Board remains fully constituted at all times.

            (b) MEETINGS AND APPROVAL REQUIREMENTS.

                  (i) REGULAR MEETINGS. Regular meetings of the Board shall be held as the Board, by vote, may determine and, if so determined, no, notice thereof need be given. Special meetings of the Board shall be held at the written request of any Director.

                  (ii) TELEPHONIC MEETINGS. Any meeting of the Board may be held by conference telephone call or through similar communications equipment by means of which all Persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

                  (iii) NOTICES. Notices of regularly scheduled meetings of the Board shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of annual meetings previously approved by the Board. Notices of special meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Directors. Notice of a special meeting shall be given to each Director not less than two (2) nor more than fifteen (15) days before the date of the meeting. Directors may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Director at a meeting shall constitute waiver of notice of such meeting unless said Director expressly states otherwise at the outset of such meeting.

                  (iv) QUORUM. At each meeting of the Board, the presence in person or by electronic means, as the case may be, of two (2) of the Directors shall be necessary to constitute a quorum for the transaction of business by the Board.

                  (v) APPROVAL REQUIREMENTS. The Board may act either through the presence of Directors voting at a meeting or by written consent without a

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meeting as described in clause (vi) below. In the case of actions taken at a meeting, the affirmative vote of a majority of the Directors present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board where a quorum is present shall be necessary for any action of the Board.

                  (vi) WRITTEN CONSENTS. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by at least two (2) Directors. Such consents shall be filed with the minutes of the proceedings of the Board.

      5.3 PARTNER APPROVAL RIGHTS. In addition to any other approval required by applicable law, the following matters shall require the approval of the
Partners:

            (a) any merger or combination of the Partnership with another Person, or any reclassification, recapitalization, dissolution, liquidation or winding up of the Partnership;

            (b) any issuance, sale or buyback by the Partnership of Partnership Interests, or any other similar transactions;

            (c) any addition to or amendment or repeal of the Certificate or this Agreement; and

            (d) approval of the procedures by which the Board shall make capital calls of the Partners.

      Except as set forth in this Section 5.3, or as otherwise expressly provided in this Agreement, the Limited Partner shall have no other voting or consent rights.

      Notwithstanding the provisions of Sections 5.4(a) and 5.4(b) below, the Partners may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Partners. An original or copy of any such consent shall be inserted in the record of the proceedings of the Partners.

      5.4 PARTNER MEETING AND APPROVAL PROCEDURES.

            (a) MEETINGS. A meeting of the Partners for the purpose of acting upon any matter upon which the Partners are entitled to vote may be called by the Board at any time, and such a meeting shall be called by the Board not more than thirty (30) days after receipt of a written request therefor signed by any Partner. Meetings of the Partners shall be held at such location as from time to time shall be reasonably determined by the Board. The Board shall give written notice of any such meeting to all Partners, and such meeting shall be held not less than seven (7) days nor more than thirty (30) days after the Board sends such notice. All Partners shall be entitled to attend and participate in any such meeting, and the affirmative vote or written consent of each Partner shall be required for any action of the Partners.

            (b) QUORUM; NOTICE; WAIVERS; PROXIES. The presence in person or by proxy of all of the Partners shall constitute a quorum at all meetings of the Partners. No notice of the time, place or purpose of any meeting of Partners need be given to any Partner entitled to such notice who, in writing, executes and files with the records of the meeting, either before or after the time thereof, a waiver of such notice. Any Partner who attends a meeting in person or is represented by proxy, except for a Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, shall be deemed to have waived notice of such meeting. Each Partner may authorize any Person to act for it by proxy with respect to any matter in which such Partner is entitled to participate, including waiving notice of any meeting and voting or participating in a meeting. Every proxy must be signed by such Partner or its attorney-in-fact. No proxy shall be valid after the expiration of twelve (12) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

            (c) AUTHORITY OF THE GENERAL PARTNER. In the case wherein the Board is unable to exercise its management power as provided in Section 5.1 above, the General Partner shall have the power on behalf and in the name of the Partnership to manage and control the business and affairs of the Partnership. The Limited Partner agrees that all determinations, decisions and actions made or taken by the General Partner shall be conclusive and absolutely binding upon the Partnership, the Limited Partner and their respective successors, assigns and personal representatives.

      Notwithstanding the provisions Of Sections 5.4(a) and 5.4(b), the General Partner may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the General Partner. An original or copy of any such consent shall be inserted in the record of the proceedings of the Partners.

      5.5 OFFICERS. From time to time, the Board shall appoint such officers ("Officers"), including a secretary (the "Secretary"), with such authority as the Board deems necessary or advisable in connection with the affairs of the Partnership. The Officers shall manage the day-to-day affairs of the Partnership and shall perform such other duties as may be delegated to them by the Board from time to time. The Board shall have the right to remove any Officer at any time with or without cause.

      5.6 LIABILITY AND INDEMNIFICATION.

            (a) EXCULPATION OF DIRECTORS. No Director shall be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Partners for any act or omission performed or omitted (i) in good faith on behalf of the Partnership, (ii) in a manner reasonably believed by such Director to be within the scope of the authority granted to him or her by this Agreement, and (iii) in a manner not constituting willful misconduct, fraud, or breach of fiduciary duty of loyalty.

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

            (b) INDEMNIFICATION OF GENERAL PARTNER AND DIRECTORS BY THE PARTNERSHIP. The Partnership shall, solely from assets of the Partnership and without recourse to the General Partner, indemnify, defend and hold harmless the General Partner and each Director (each, an "INDEMNITEE"). for any and all claims or threats thereof, expenses and liabilities or threats thereof (including, without limitation, reasonable attorneys' fees and costs of investigation and defense relating to the Partnership) that such party may incur by reason of being an Indemnitee (regardless of the disclosure or lack of disclosure of such status) or by virtue of taking any action pursuant to this Agreement in such capacity unless such claim, expense or liability is caused by an act or omission performed or omitted by the Indemnitee in bad faith or in a manner constituting willful misconduct, fraud, or breach of fiduciary duty of loyalty. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to indemnification may be advanced by the Partnership prior to the final disposition thereof upon (i) receipt of an undertaking by or on behalf of such Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to indemnification and (ii) a reasonable determination that such Indemnitee is able to repay such amounts under such circumstances, including the provision of such security or assurance of repayment as reasonably may be requested by the Board.

      5.7 PARTNERSHIP FUNDS. The funds of the Partnership shall be deposited in such bank account or accounts identified to the Partnership, or invested in such interest-bearing or non-interest-bearing investments identified to the Partnership, as shall be designated by the Board in its sole discretion. All withdrawals from any such bank accounts shall be made by the Board or the duly authorized agent or agents of the Board. Partnership funds shall not be commingled with those of the Partners or any other Person.

                                    ARTICLE 6

                       ACCOUNTING AND RECORDS; TAX MATTERS

      6.1 FISCAL YEAR. Unless otherwise determined by the Board, the fiscal year of the Partnership shall be the calendar year.

      6.2 METHOD OF ACCOUNTING. Unless otherwise determined by the Board, the books of account and reports of the Partnership shall be maintained or prepared, as the case may be, in accordance with GAAP; provided, however, that for purposes of making allocations and distributions hereunder (including, without limitation, distributions in liquidation of the Partnership in accordance with Capital Account balances as required by Section 8.3(d)(2)), shall be determined in accordance with U.S. Federal income tax accounting principles utilizing the accrual method of accounting, with the adjustments required by Treasury Regulation section 1.704-1(b) to properly maintain Capital Accounts. Each Partner acknowledges that the Capital Account balances of the Partners for the purposes described in the preceding sentence are not computed in accordance with GAAP.

      6.3 BOOKS AND RECORDS AND INSPECTION.

            (a) BOOKS OF ACCOUNT AND RECORDS. Proper and complete records and books of account of the Partnership, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in businesses of like character or as are required under applicable law, shall be maintained by the Partnership. The Partnership also shall keep at its principal place of business all records relating to the Partnership required by the LP Act and any other applicable laws to be kept at such office.

            (b) INSPECTION. All records and books of account described in subsection (a) above shall be open to inspection and copying by any Partner or its accredited representatives at any reasonable time during normal business hours and at such Partner's expense.

      6.4 TAX MATTERS.

            (a) PARTNERSHIP TAX STATUS. The Partners intend that the Partnership shall be treated as a partnership for U.S. Federal, state and local income tax purposes and hereby agree, and authorize the Partnership and the Tax Matters Partner to take such actions (including the making of, or refraining from making, any relevant elections) to perfect such status. The Partners further intend that the provisions of sections 6221-6234 of the Code shall apply to the Partnership and intend that, if the circumstances so require, an election under section 6231(a)(1)(B)(ii) of the Code shall be made. The Board shall have authority to amend or supplement the provisions of this Section 6.4 from time to time, as it sees fit.

            (b) TAX MATTERS PARTNER. With respect to U.S. Federal income tax matters, Nueces Bay shall be the "tax matters partner" (the "TAX MATTERS PARTNER") within the meaning of section 6231(a)(7) of the Code and shall act in any similar capacity under state, local, foreign or provincial tax law.

                                    ARTICLE 7

                                  THE PARTNERS

      7.1 ADMISSION OF NEW PARTNERS. Except as the Partners may otherwise agree from time to time, a new Partner may be admitted to the Partnership only with the Consent of each other Partner.

      7.2 TRANSFERS OF PARTNERSHIP INTERESTS. Except as the Partners may otherwise agree from time to time, a Partner may not Transfer all or any part of its Partnership Interest without the Consent of each other Partner, which Consent may be withheld in the sole discretion of each such other Partner.

                                    ARTICLE 8

                           DISSOLUTION AND TERMINATION

      8.1 NO TERMINATION. Except as expressly provided in this Agreement, no Partner shall or shall seek to dissolve, terminate or liquidate the Partnership, and no Partner shall petition a court for the partition, dissolution, termination or liquidation of the Partnership, or its property. Each of the Partners hereby irrevocably waives any and all rights that it may have to maintain an action to partition Partnership property or to compel any sale or transfer thereof.

      8.2 EVENTS OF DISSOLUTION. The Partnership shall be dissolved upon the first to occur of the following:

            (a) the unanimous Consent of the Partners to dissolve the Partnership, but only on the effective date of dissolution specified by such Partners at the time of such approval;

            (b) entry of a decree of judicial dissolution under the LP Act; or

            (c) any other event that causes a dissolution of the Partnership because the LP Act mandates dissolution upon the occurrence of such other event, notwithstanding any agreement among the Partners to the contrary.

      8.3 PROCEDURES UPON DISSOLUTION.

            (a) GENERAL. If the Partnership dissolves, it shall commence winding up pursuant to the appropriate provisions of the LP Act and the procedures set forth in this Section 8.3. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

            (b) CONTROL OF WINDING UP. The winding up of the Partnership shall be conducted under the direction of the Board (the Board in such capacity hereinafter referred to as the "LIQUIDATOR"); provided, however, that any Partner who caused the dissolution of the Partnership in contravention of this Agreement shall not participate in the control of the winding up of the Partnership and provided further, that if the dissolution is caused by entry of a decree of judicial dissolution pursuant to Section 8.2(b), the winding up shall be carried out in accordance with such decree.

            (c) MANNER OF WINDING UP. The Partnership shall engage in no further business following dissolution other than that necessary for the orderly winding up of the business and distribution of assets. The maintenance of offices shall not be deemed a continuation of the business for purposes of this Section 8.3(c). Upon dissolution of the Partnership, the Liquidator shall (i) cause to be filed a certificate of cancellation in accordance with the LP Act, and (ii) determine the time, manner and terms of any sale or sales of Partnership property pursuant to such winding up, consistent with its fiduciary responsibility and having due regard to the activity and condition of the relevant market and general financial and economic conditions. Upon completion of winding up of the Partnership, the Liquidator shall cause to be filed a certificate of cancellation in accordance with the LP Act.

            (d) APPLICATION OF ASSETS. In the case of a dissolution of the Partnership, the Partnership's assets shall be applied as follows:

                  (i) CREDITORS. First, to payment of the liabilities of the Partnership owing to third parties (including Affiliates of the Partners) and to Partners. After payment of any such known liabilities, the Liquidator shall set up such reserves as are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves may be paid over by the Liquidator to an escrow holder or trustee, to be held in escrow or trust for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth in Section 8.3(d)(ii) below.

                  (ii) PARTNERS. Second, to the Partners in accordance with the balances in their Capital Accounts, after as applicable, all allocations of profits or losses and other items pursuant to Article 3, provided that if there are insufficient assets available to pay to each Partner the positive balance in such Partner's Capital Account, the available assets shall be distributed to the Partners with positive Capital Accounts in proportion to their respective positive Capital Account balances. All distributions pursuant to this Section 8.3(d)(ii) shall be made no later than the end of the Partnership taxable year during which the liquidation of the Partnership occurs (or, if later, within ninety (90) days after the date of such liquidation).

      8.4 TERMINATION OF PARTNERSHIP. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership assets, the Partnership's affairs shall terminate and the Board shall cause to be executed and filed an appropriate certificate, if required, to such effect in the proper governmental office or offices, as well as any and all other documents required to effectuate the termination of the Partnership.

                                    ARTICLE 9

                         NATURE OF PARTNERSHIP INTERESTS

      9.1 PARTNERSHIP INTERESTS SHALL BE SECURITIES. The Partnership Interests shall be deemed to be "securities" within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC"), including for purposes of the grant, pledge, attachment or perfection of a security interest in the Partnership Interests. The law of the State of New York is hereby designated as the issuer's jurisdiction within the meaning of Section 8-110(d) of the UCC for purposes of the matters specified therein.

      9.2 ISSUANCE OF CERTIFICATES. THE Interest in the Partnership of each General Partner and each Limited Partner shall be evidenced by a Partnership Interest Certificate in the form attached hereto as Exhibit A issued to each such Partner. The Partnership Interest Certificate shall state on its face (i) the restrictions of transfer set forth in Section 7.1 or Section 8.3(c), as applicable, and (ii) that it is subject to the terms and conditions of this Amended and Restated Partnership Agreement. Subject to the restrictions set forth in Section 5.3, only the Managing General Partner may issue a Partnership interest Certificate, and only upon the execution of the same by the President and a Vice President of the Managing General Partner. Evidence of the issuance of the Partnership Interest Certificate shall be recorded in the books of the Partnership as set forth in Section 6.3.

      9.3 REGISTERED OWNER. The Partnership shall be entitled to treat the registered owner of a Partnership Interest Certificate as the owner of such Partnership Interest for all purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest, regardless of whether it shall have actual or other notice thereof, by a person other than the registered owner of such certificate, except as provided in the Project Financing Documents.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

      10.1 DISCLAIMER OF AGENCY. This Agreement does not create any relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any of the Partners or the Partnership the legal representative or agent of any other, nor shall any Partner or the Partnership have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Partner or the Partnership.

      10.2 AMENDMENT. Except for an amendment reflecting the withdrawal of a Partner from the Partnership in accordance with the terms of this Agreement, or as provided otherwise herein, any amendment to this Agreement must be in writing and approved by each Partner.

      10.3 NOTICES. Any notice, demand, offer, or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall, to the extent reasonably practicable, be sent by telecopy, and if not reasonably practicable to send by telecopy, then by hand delivery, overnight courier, telegram or certified mail (return receipt requested), to the other parties at the addresses set forth below:

            (a)   If to Nueces Bay, to it at:

                  c/o Calpine Corporation
                  50 West San Fernando Street
                  San Jose, CA 95113
                  Attention: Legal Department
                  Telecopy: 408-975-4648

            (b)   if to SkyGen SouthCoast, to it at:

                  c/o Calpine Corporation
                  50 West San Fernando Street
                  San Jose, CA 95113
                  Attention: Legal Department
                  Telecopy: 408-975-4648

      Each party may change the place to which notice shall be sent or delivered or specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other parties. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received; (i) if sent by hand, overnight courier or telegram, the date when duly delivered at the address of the recipient; (ii) if sent by certified mail, the date of the return receipt; or (iii) if sent by telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

      10.4 CONSEQUENTIAL DAMAGES. Notwithstanding any provision in this Agreement to the contrary, no Partner or any Affiliate thereof shall be liable to any other Partner or the Partnership or to their respective Affiliates under this Agreement for consequential, incidental, special, indirect or punitive damages of any nature, including lost profits or revenues, the cost of capital or lost business opportunity. The Partners intend that the waivers and disclaimers of liability, releases from liability, and limitations and apportionments of liability expressed herein shall apply, whether in contract or in tort, even in the event of the application of strict liability or in the event of the fault or negligence (in whole or in part) of or breach of contract by a Partner or its Affiliate released or whose liability is waived, disclaimed, limited, apportioned or fixed, and shall extend to such Partner's Affiliates and its and their constituent partners, shareholders, directors, officers, employees, representatives and agents. The Partners also intend and agree that such provisions shall continue in full force and effect notwithstanding the termination, suspension, cancellation or rescission of this Agreement, or the dissolution and termination of the Partnership.

      10.5 COUNTERPARTS. The Partners may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all the Partners, and each counterpart shall be deemed an original instrument as against any Partner who has signed it.

      10.6 GOVERNING LAW. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Delaware (excluding any conflict of law rules that would refer the matter to be decided to the laws of another jurisdiction).

      10.7 BINDING EFFECT. This Agreement shall be binding on all successors and assigns of the Partners and inure to the benefit of the respective successors and permitted assigns of the Partners, except to the extent of any express contrary provision in this Agreement.

      10.8 PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired, or invalidated by reason of such holding.

      10.9 CAPTIONS. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      10.10 NO RIGHTS IN THIRD PARTIES. The provisions of this Agreement are for the exclusive benefit of the Partners and their respective successors and permitted assigns. This Agreement is not intended to benefit or create rights in any other Person (including any governmental Person), including (a) the Partnership, (b) any Person (including any governmental Person) to whom any debts, liabilities or obligations are owed by the Partnership or any Partner or
(c) any liquidator, trustee or creditor acting on behalf of the Partnership. No such creditor or any other Person (including any governmental Person) shall have any rights under this Agreement (or any other Agreement to which the Partners are parties), including rights with respect to enforcing the payment of capital contributions, unless specifically set forth herein or therein.

      10.11 NO TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real, personal or mixed, and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest or title in such property except indirectly through such Partner's ownership of Partnership Interests.

      10.12 FURTHER ASSURANCES; ADDITIONAL DOCUMENTS. Each Partner shall, and shall use its reasonable efforts to cause its Affiliates to, take such further actions as are reasonably requested by any other Partner, including the execution and delivery of documents, as are necessary or expedient to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each party hereto agrees to execute, with acknowledgment or affidavit, if required or deemed appropriate, any and all documents and writings that may be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, specifically including (i) such certificates and other documents as the Board deems necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct business and (ii) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Partnership or its Partners by the laws of the U.S. or any state or province in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof.

      10.13 PERSONS NOT NAMED. Unless named in this Agreement, or unless admitted to the Partnership as a Partner by Consent of the Partners, no Person shall be considered a Partner. The Partnership and the Partners need deal only with Persons so named or admitted as Partners; provided, however, that any distribution by the Partnership to the Person shown on the Partnership records as a Partner or its legal representative or the assignee of the right to receive Partnership distributions as herein provided, shall relieve the Partnership and the Partner of all liability to any other Person who may be interested in such distribution by reason of any other assignment by the Partner, bankruptcy of the Partner or any other reason.

      IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers or directors, have executed this Amended and Restated Agreement of Limited Partnership as of the date first above-written.

GENERAL PARTNER:                  NUECES BAY ENERGY LLC,
                                  a Delaware limited liability company

                                  By /s/ Ann B. Curtis
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                       -----------------------------------------

LIMITED PARTNER:                  SKYGEN SOUTHCOAST INVESTORS LLC,
                                  a Delaware limited liability company

                                  By /s/ Ann B. Curtis
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                       -----------------------------------------

                                    EXHIBIT A

                                       TO

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                    FORM OF PARTNERSHIP INTEREST CERTIFICATE

                        PARTNERSHIP INTEREST CERTIFICATE
                         CORPUS CHRISTI COGENERATION LP
                         A DELAWARE LIMITED PARTNERSHIP

NO.____________                              [GENERAL/LIMITED] PARTNER INTEREST

      THIS CERTIFIES THAT_______________________is the owner of a ____________
[General/Limited] Partner Interest in the above named Limited Partnership (the "Partnership"). Such [General/Limited] Partner Interest is not transferable except as provided in the Amended and Restated Limited Partnership Agreement of Corpus Christi Cogeneration LP dated as October___,2000, as amended, modified or restated from time to time (as so amended, modified or restated, the "Partnership Agreement"), and is otherwise subject to the terms and conditions of the Partnership Agreement.

      THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the partnership interest evidenced hereby as provided in the Partnership Agreement; provided, however, that this Certificate, when coupled with an assignment in the form set forth on die reverse hereof or otherwise sufficient to convey an interest in the Partnership, duly executed in blank or assigned to the named assignee, may be deposited with the General Partner of the Partnership and shall constitute direction by the registered owner of this Certificate to such General Partner to register the change of ownership of the partnership interest evidenced hereby to such assignee and to issue a new Certificate reflecting such change of ownership to such assignee. The Partner Interest evidenced by this Certificate shall be deemed to be a security within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of New York, including for purposes of the grant, pledge, attachment or perfection of a security interest in the Partner Interest.

      IN WITNESS WHEREOF, the Partnership has caused this Certificate to be signed by the duly authorized officers of its General Partner and the issuance recorded in its Partnership books this_____day of______________.

                               Nueces Bay Energy LLC
                               a Delaware limited liability company, its General Partner

                               By: ________________________________________
                               Name: ______________________________________
                               Title: _____________________________________

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

                            (REVERSE OF CERTIFICATE)

                ASSIGNMENT OF [GENERAL/LIMITED] PARTNER INTEREST

      FOR VALUE RECEIVED, the undersigned (the "Assignor"") hereby assigns, conveys, sells and transfers unto

___________________________________         ____________________________________
(Please insert taxpayer                     (Please print name and address)
identification number of Assignee)

all rights and interest of the Assignor in___________ [General/Limited] Partner Interest represented by the within Certificate and irrevocably constitutes and appoints the General Partner of _____________, a Delaware limited partnership (the "Partnership") as its attorney-in-fact with full power of substitution in the premises TO transfer the same on the books of the Partnership.

 Dated: _______________________         By: ____________________________________

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

                        PARTNERSHIP INTEREST CERTIFICATE
                         CORPUS CHRISTI COGENERATION LP
                         A DELAWARE LIMITED PARTNERSHIP

NO. 1                                                   GENERAL PARTNER INTEREST

      THIS CERTIFIES THAT Nueces Bay Energy LLC, a Delaware limited liability company, is the owner of a 1% General Partner Interest in the above named Limited Partnership (the "Partnership"). Such General Partner Interest is not transferable except as provided in the Amended and Restated Limited Partnership Agreement of Corpus Christi Cogeneration LP dated as of October____, 2000, as amended, modified or restated from time to time (as so amended, modified or restated, the "Partnership Agreement"), and is otherwise subject to the terms and conditions of the Partnership Agreement.

      THIS CERTIFICATE is not negotiable or transferable except in connection with the transfer of the partnership interest evidenced hereby as provided in the Partnership Agreement; provided, however, that this Certificate, when coupled with an assignment in the form set forth on the reverse hereof or otherwise sufficient to convey an interest in the Partnership, duly executed in blank or assigned to the named assignee, may be deposited with the General Partner of the Partnership and shall constitute direction by the registered owner of this Certificate to such General Partner to register the change of ownership of the partnership interest evidenced hereby to such assignee and to issue a new Certificate reflecting such change of ownership to such assignee. The Partner Interest evidenced by this Certificate shall be deemed to be a security within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of New York, including for purposes of the grant, pledge, attachment or perfection of a security interest in the Partner Interest.

      IN WITNESS WHEREOF, the Partnership has caused this Certificate to be signed by the duly authorized officers of its General Partner and the issuance recorded in its Partnership books this_______day of October, 2000.

                                      Nueces Bay Energy LLC
                                      a Delaware limited liability company, its General Partner

                                      By: /s/ Peter Cartwright
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

                                      By: /s/ Ann B. Curtis
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.